Exhibit 99.1

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.0001, of CAI International, Inc..; and further agree that this Joint Filing Agreement be included as Exhibit 1. In evidence thereof, the undersigned hereby execute this agreement this 20th day of October, 2008.



                                                 PARK WEST ASSET MANAGEMENT LLC

                                                 By:    /s/James J. Watson
                                                        ------------------

                                                 Name:  James J. Watson

                                                 Title: Chief Financial Officer

                                                 /s/Peter S. Park
                                                 ----------------
                                                 Peter S. Park